EXHIBIT 8(l)(1)

Amendment No. 2 to Participation Agreement (Fidelity).

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

Transamerica Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V, and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated October 10, 2005, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 30th day of July, 2007.

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

VARIABLE INSURANCE PRODUCTS FUND

VARIABLE INSURANCE PRODUCTS FUND II

VARIABLE INSURANCE PRODUCTS FUND III

VARIABLE INSURANCE PRODUCTS FUND IV

VARIABLE INSURANCE PRODUCTS FUND V

By:	/s/ Kimberley Monasterio
Kimberley Monasterio Treasurer and SVP

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Craig W. Huntley
Craig W. Huntley Executive Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Products	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Fidelity Income Plus	Fidelity Variable Annuity Account	August 24, 1979 (by an affiliate subsequently acquired by the Company)

Transamerica Landmark Variable Annuity	Separate Account VA B	January 19, 1990

Transamerica Freedom Variable Annuity	Separate Account VA B	January 19, 1990

Retirement Income Builder Variable Annuity	Retirement Builder Variable Annuity Account	March 29, 1996

Immediate Income Builder	Retirement Builder Variable Annuity Account	March 29, 1996

Portfolio Select Variable Annuity	Retirement Builder Variable Annuity Account	March 29, 1996

Retirement Income Builder II Variable Annuity	Retirement Builder Variable Annuity Account	March 29, 1996

Transamerica EXTRA Variable Annuity	Separate Account VA C	February 20, 1997

Transamerica Access Variable Annuity	Separate Account VA D	February 20, 1997

Privilege Select Variable Annuity	Separate Account VA E	February 20, 1997

Premier Asset Builder Variable Annuity	Separate Account VA F	May 15, 2000

Accounts continued…

Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Immediate Income Builder II	Separate Account VA J	May 15, 2000

Retirement Income Builder – BAI Variable Annuity, under the marketing name: Retirement Income Builder IV	Separate Account VA K	July 10, 2001

Flexible Premium Variable Annuity – A, under the marketing name “Transamerica Opportunity Builder” and “Transamerica Traditions”	Separate Account VA P	November 26, 2001

Advantage V	PFL Corporate Account One	August 10, 1998

PFL Variable Universal Life Policy	PFL Variable Life Account A	July 1, 1999

Legacy Builder Plus Variable Universal Life Policy	Separate Account VUL A	November 20, 1998

Advantage X Variable Adjustable Life Insurance Policy	Transamerica Corporate Separate Account Sixteen	June 16, 2003

Flexible Premium Variable Annuity – C, under the marketing name: Transamerica Principium	Separate Account VA R	November 26, 2001

Advantage VI Variable Adjustable Group Life Insurance Policy	PFL Corporate Account One	August 10, 1998

Flexible Premium Variable Annuity – I, under the marketing name: Transamerica Advisor Elite	Separate Account VA X	May 15, 2000

Flexible Premium Variable Annuity – J, under the marketing name: Transamerica Axiom	Separate Account VA Y	October 19, 2001

Accounts continued…

Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Flexible Premium Variable Annuity – K, under the marketing name: Transamerica Ascent	Separate Account VA Z	February 13, 2007

TransMark Optimum Choice® Variable Annuity	Separate Account VA – 8	June 11, 1996